RESTRICTED STOCK AWARD (FISCAL 2006)

                                                                 August 12, 2005


Dear [Name]:

           I am pleased to inform you that The Reader's Digest Association, Inc. (the "Company") hereby grants to you, as of the date of this letter, 0000 shares of its Common Stock, $.01 par value, subject to the provisions of The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan, and the attached statement of Terms and Conditions.

            In consideration of the grant of the Restricted Stock Award to you, you hereby agree that the Award is governed by, and subject to, the Terms and Conditions attached (including, without limitation, the conditions regarding "Cancellation and Recovery") and is also subject to the provisions of the Company's 2002 Key Employee Long Term Incentive Plan, as amended. You recognize and acknowledge that the Cancellation and Recovery provisions of the attached Terms and Conditions are an integral condition of this Award grant and that, except for your agreement to such provisions, this Award would not be granted to you. You also agree that such Cancellation and Recovery provisions and any Exhibit A to the attached Terms and Conditions shall apply to and supersede any analogous provisions in the Terms and Conditions of each prior equity-based award of any type made to you from and including 1998 under the Company's 1989, 1994 and 2002 Key Employee Long Term Incentive Plans as if such provisions and such Exhibit A were incorporated in and attached to the Terms and Conditions of those prior awards.

            Kindly signify your acceptance of this Restricted Stock grant by signing and dating this letter below and returning it to the address indicated below within 30 days from the date hereof.

           If you have any questions, please contact Lisa Cribari.

                                       Very truly yours,
                                       THE READER'S DIGEST ASSOCIATION, INC.



                                         By:____________________________________
                                                                 Thomas O. Ryder
                                            Chairman and Chief Executive Officer
Accepted:

---------------------------------                   ----------------------------
 Signature                                                         Date

     Return signed and dated copy to: Lisa Cribari, Vice President, Global Compensation and Benefits.

                                       The Reader's Digest Association, Inc.

                                               TERMS AND CONDITIONS

                                          RESTRICTED STOCK (Fiscal 2006)


The grant of shares of Common Stock, $.01 par value (the "Restricted Stock") of The Reader's Digest Association, Inc. (the "Company") specified in the Grant Letter to which these Terms and Conditions are attached is subject to the provisions of The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan (the "Plan") and the Terms and Conditions detailed below.

1. Grant of Shares Subject to Conditions and Restrictions. This grant of Restricted Stock is subject to the restrictions contained herein and in the Plan, which shall lapse upon satisfaction of the conditions described below (the "Restrictions").

2.       Restrictions.
         (a) Transfer. Until the Restrictions have lapsed, as provided below, you may not anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer any of the Restricted Stock still subject to Restrictions without the written consent of the Company as authorized by its Board of Directors or the Committee (as defined in the Plan) under the Plan.
         (b) Forfeiture. Upon your Termination of Employment (as defined in the Plan) by the Company or any of its Designated Subsidiaries (as defined in the Plan), then, except as provided in Paragraphs 5(a) and 5(b) hereof, all Restricted Stock still subject to Restrictions shall be returned to or canceled by the Company, and shall be deemed to have been forfeited by you.

3. Conditions for Lapse of Restrictions (Vesting). Subject to prior lapse of Restrictions pursuant to Paragraphs 4 or 5 hereof, the Restrictions shall lapse with respect to: (a) one-half of the Restricted Stock after two years from the date of grant, and (b) one-half of the Restricted Stock after three years from the date of grant. Notwithstanding the foregoing, the Committee may, in its sole discretion at any time after the grant, accelerate the lapse of Restrictions as to some or all of the Restricted Stock.

4. Change in Control. The Restrictions applicable to all of the Restricted Stock granted hereunder shall lapse upon a Change in Control (as defined in the Plan) in accordance with the terms of the Plan.

5.       Termination of Employment.
         (a) Total Disability. If your employment by the Company or a Designated Subsidiary terminates by reason of a total disability as defined in the Company's Healthcare Program (or an equivalent plan, as determined in the sole discretion of the Company), the Restrictions shall lapse upon such Termination of Employment.

         (b) Death. If your employment by the Company or a Designated Subsidiary terminates by reason of your death, the Restrictions shall lapse upon your death.

         (c) Other Termination. If your employment by the Company or a Designated Subsidiary terminates for any reason other than total disability or death as provided in (a) and (b) above, respectively, the Restricted Stock shall be forfeited pursuant to Paragraph 2(b) above.

6. Adjustments. If there is any change in the capital stock of the Company, the term "Restricted Stock" shall include any securities and other property that you receive or become entitled to receive as a result of your ownership of the original Restricted Stock, and the Committee may make any other adjustments as it may determine to be appropriate in accordance with the Plan, such determination to be final and binding.

7. Restrictive Legend. Either a stock certificate will be issued in your name in respect of the Restricted Stock or the Restricted Stock will be maintained in non-certificated form. Any certificate for Restricted Stock will be inscribed with the following legend and such additional legend as may be required to comply with the Securities Act of 1933 or as otherwise permitted under the Plan:
                  "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan and an Agreement entered into between the registered owner (the Employee) and the Company dated _________. Copies of such Plan and Agreement are on file at the principal office of the Company."

8. Custody and Tax Withholding. Any stock certificates evidencing the Restricted Stock will be held in custody by the Company until the Restrictions thereon have lapsed and all applicable withholding taxes have been collected by (a) withholding and re-transferring to the Company or a Designated Subsidiary the appropriate number of shares necessary to cover the withholding taxes or (b) direct payment to the Company or a Designated Subsidiary. For purposes of tax withholding, shares of Restricted Stock shall be valued at their Fair Market Value (as defined in the Plan) on the date of the taxable event that gives rise to the tax withholding obligation.

9. Compliance With Laws. The obligation of the Company to issue and deliver the Restricted Stock granted hereunder shall be subject to all applicable laws, rules and regulations, and such approvals by governmental agencies as may be required, including, without limitation, if deemed advisable by the Committee upon the advice of counsel, the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering the shares to be so issued.

10.  Cancellation  and  Recovery

          (a)  Notwithstanding  anything  herein to the contrary,  the Committee
               may  terminate  this  award  and  cancel  the  Restricted   Stock
               immediately if you engage in any Detrimental Activity.

          (b) As a condition of the lapse of Restrictions on this Restricted Stock, you shall certify at the time of such vesting, in a manner acceptable to the Company, that you are in compliance with the terms and conditions of the Plan and that you have not engaged in, and do not intend to engage in, any Detrimental Activity. In the event you engage in a Detrimental Activity prior to, or during the two (2)-year period (one (1)-year period in the case of subparagraphs 10(c)(v) and (vii)) after, your termination of employment with the Company and its Designated Subsidiaries, the Company shall be entitled to recover from you at any time within two (2) years after such termination of employment, and you shall pay over to the Company, the Fair Market Value (as defined in the Plan), on the date the Restrictions lapsed, of any shares of Restricted Stock on which the Restrictions lapsed during the period of two (2) years prior to your termination of employment, and the Company shall be entitled to set-off against the amount of any such payment any amount owed to you by the Company or its affiliates and the Restrictions shall be deemed not to have lapsed after you engage in any Detrimental Activity. Furthermore, if you do not pay over to the Company within twenty (20) days of demand any payment due under this subparagraph (b), such amount shall thereafter bear interest at the maximum rate permitted by law and you shall be liable for all of the Company's costs of collection, including but not limited to, reasonable legal fees.

          (c) Except in the event that a Change in Control has occurred and your employment with the Company and its Designated Subsidiaries has terminated involuntarily without Cause, "Detrimental Activity" means:

               (i) the disclosure to anyone outside the Company or its affiliates, or the use in other than the Company's or its affiliate's business, without written authorization from the Company, of any confidential information or proprietary information or trade secrets, relating to the business of the Company or its affiliates, acquired by you during employment with the Company or its affiliates;

               (ii) activity  while  employed  that  results,  or if known could result, in termination of your employment that is classified by the Company as a termination for Cause;

               (iii) any attempt,  directly or indirectly, to solicit, induce or hire (or the identification for solicitation,  inducement or hire) any non-clerical employee of the Company or its affiliates to be employed by, or to perform services for, you or any person or entity with which you are associated (including, but not limited to, due to your employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which you receive direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company;

               (iv) any  conduct  otherwise  violating  any  non-competition  or
                    non-solicitation   agreement   with  the   Company   or  its
                    affiliates;

               (v) for employees of the Company or its affiliates directly engaged in sales activities, soliciting, in direct competition with the Company or its affiliates, any account or customer previously solicited by you or your immediate subordinates within the last year of your employment, without written authorization from the Company;

               (vi) your Disparagement, or inducement of others to do so, of the
                    Company  or  its   affiliates  or  their  past  and  present
                    officers, directors, employees or products;

               (vii) without  written   authorization  from  the  Company,   the
                    rendering of services for organizations and businesses set forth on Exhibit A (which list may be changed or expanded by the Committee at any time on 90 days written notice to you, which notice shall become effective 90 days after the giving of such notice, if you are then employed by the Company or any Designated Subsidiary); provided, however, that this subparagraph (vii) shall apply only if you are at the time of the vesting of the Restricted Stock or were at any time prior thereto a U.S. Grade 18 or higher level employee or if you have otherwise received an Exhibit A with these Terms and Conditions; or

               (viii) any other  conduct  or act  reasonably  determined  by the
                    Committee to be significantly injurious, detrimental or prejudicial to any interest of the Company or its affiliates. In the event that a Change in Control has occurred and your employment with the Company and its Designated Subsidiaries has terminated involuntarily without Cause, "Detrimental Activity" shall have the meaning stated in subparagraph 10(c)(i), only.

         For purposes of subparagraphs 10(c)(i), (iii), (iv), (v) and (vii) above, the Chief Executive Officer, the most senior Human Resources officer and the most senior legal officer of the Company shall each have authority to provide you with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide you with such authorization.

          (d) "Disparagement" includes, without limitation, comments or statements to the press, the Company's or its affiliates' employees or any individual or entity with whom the Company or its affiliates has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company or its affiliates (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or its affiliates, or any of their products, or their past or present officers, directors or employees.

          (e) For purposes of this Paragraph, "Cause" shall mean insubordination, dishonesty, moral turpitude, other significant misconduct of any kind, conviction of (or pleading guilty or nolo-contendere to) a crime, or a significant violation of any rules, policies, procedures or guidelines of the Company or its affiliates, or refusal to perform normal duties and responsibilities (for any reason other than illness or incapacity) which, in any case, the Company reasonably classifies as a termination for Cause. The determination of whether "Cause" has occurred shall be solely in the discretion of the Chief Executive Officer, with the advice of the most senior Human Resources officer and the most senior legal officer of the Company.

11.  Miscellaneous

          (a) The Restricted Stock is subject to the detailed provisions of the Plan, a copy of which may be obtained from the Human Resources Department of the Company.

          (b) Upon timely acceptance of this grant, you shall have all of the rights and status as a stockholder of the Company in respect of the Restricted Stock, except as otherwise specifically provided herein or under the Plan. You will not receive regular quarterly cash dividends or dividend equivalent payments on the Restricted Stock prior to the lapse of the Restrictions.

          (c) The granting of the Restricted Stock does not confer upon you any right to continue in the employ of the Company or any of its subsidiaries or affiliates. The granting of the Restricted Stock does not entitle you to any benefit other than the benefits specifically and expressly granted hereunder. Any benefits granted under the Restricted Stock are not part of your ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

          (d) These Terms and Conditions are subject to and qualified by the provisions of the Plan.

          (e) The Committee may amend the these Terms and Conditions as necessary or appropriate to comply with applicable laws and regulations.

          (f) The Plan, and the Grant Letter and the Terms and Conditions relating to this grant of Restricted Stock shall be governed by the laws of the State of New York, excluding any conflict of laws or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan, the Grant Letter and the Terms and Conditions to the substantive law of another jurisdiction. You are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve any and all issues that may arise out of or relate to the Plan, the Grant Letter and the Terms and Conditions.